EXHIBIT 23.1

                 Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3, No. 333-           ) and related Prospectus
of Louis Dreyfus Natural Gas Corp. for the registration of 6,325,000 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 1996, with respect to the consolidated financial statements and schedule of Louis Dreyfus Natural Gas Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                              ERNST & YOUNG LLP

Oklahoma City, Oklahoma
February 5, 1997